Exhibit (h)(6)

EXHIBIT A

To Agency Services Agreement Between JPMorgan Chase Bank, N.A. (“Bank”) And Proshares Trust (“Proshares”), dated as of June 13, 2006 (the “Agreement”), as amended from time to time, and as amended by

AMENDMENT #34 dated as of February 11, 2015

The following are the lists of funds for which Bank shall provide services in accordance with the Agreement.  This Exhibit replaces in its entirety Exhibit A to the Agreement.  Except as amended hereby, all other terms and conditions of the Agreement remain unchanged and the Agreement shall remain in full force and effect.

LIST OF PROSHARES ETF SERIES

1.	ProShares Short S&P500
2.	ProShares Short QQQ
3.	ProShares Short Dow30
4.	ProShares Short MidCap400

5.	ProShares UltraShort S&P500
6.	ProShares UltraShort QQQ
7.	ProShares UltraShort Dow30
8.	ProShares UltraShort MidCap400

9.	ProShares Ultra S&P500
10.	ProShares Ultra QQQ
11.	ProShares Ultra Dow30
12.	ProShares Ultra MidCap400

13.	ProShares Ultra SmallCap600
14.	ProShares Ultra Russell2000

15.	ProShares Short SmallCap600
16.	ProShares Short Russell2000
17.	ProShares UltraShort SmallCap600
18.	ProShares UltraShort Russell2000

19.	ProShares Ultra Basic Materials
20.	ProShares Ultra Consumer Goods
21.	ProShares Ultra Consumer Services
22.	ProShares Ultra Financials
23.	ProShares Ultra Health Care
24.	ProShares Ultra Industrials
25.	ProShares Ultra Oil & Gas
26.	ProShares Ultra Real Estate

27.	ProShares Ultra Semiconductors
28.	ProShares Ultra Technology
29.	ProShares Ultra Utilities

30.	ProShares UltraShort Basic Materials
31.	ProShares UltraShort Consumer Goods
32.	ProShares UltraShort Consumer Services
33.	ProShares UltraShort Financials
34.	ProShares UltraShort Health Care
35.	ProShares UltraShort Industrials
36.	ProShares UltraShort Oil & Gas
37.	ProShares UltraShort Real Estate
38.	ProShares UltraShort Semiconductors
39.	ProShares UltraShort Technology
40.	ProShares UltraShort Utilities

41.	ProShares Ultra Russell1000 Value
42.	ProShares Ultra Russell1000 Growth
43.	ProShares Ultra Russell MidCap Value
44.	ProShares Ultra Russell MidCap Growth
45.	ProShares Ultra Russell2000 Value
46.	ProShares Ultra Russell2000 Growth
47.	ProShares UltraShort Russell1000 Value
48.	ProShares UltraShort Russell1000 Growth
49.	ProShares UltraShort Russell MidCap Value
50.	ProShares UltraShort Russell MidCap Growth
51.	ProShares UltraShort Russell2000 Value
52.	ProShares UltraShort Russell2000 Growth

53.	ProShares Short MSCI Emerging Markets
54.	ProShares Short MSCI EAFE
55.	ProShares UltraShort MSCI Emerging Markets
56.	ProShares UltraShort MSCI Japan
57.	ProShares UltraShort MSCI EAFE
58.	ProShares UltraShort FTSE China 50

59.	ProShares UltraShort 7-10 Year Treasury
60.	ProShares UltraShort 20+ Year Treasury

61.	ProShares Ultra FTSE China 50
62.	ProShares Ultra MSCI Japan

63.	ProShares Ultra Telecommunications
64.	ProShares UltraShort Telecommunications

65.	ProShares Short Financials
66.	ProShares Short Oil & Gas

67.	ProShares Ultra MSCI EAFE
68.	ProShares Ultra MSCI Emerging Markets
69.	ProShares Ultra Russell3000

70.	ProShares UltraShort Europe
71.	ProShares UltraShort MSCI Pacific ex-Japan
72.	ProShares UltraShort MSCI Brazil Capped

73.	ProShares UltraShort MSCI Mexico Capped IMI
74.	ProShares UltraShort Russell3000

75.	ProShares Large Cap Core Plus

76.	ProShares UltraPro S&P500
77.	ProShares UltraPro Short S&P500

78.	ProShares Short 20+ Year Treasury

79.	ProShares Ultra 7-10 Year Treasury
80.	ProShares Ultra 20+ Year Treasury

81.	ProShares UltraPro Dow30
82.	ProShares UltraPro MidCap400
83.	ProShares UltraPro Russell2000
84.	ProShares UltraPro QQQ
85.	ProShares UltraPro Short Dow30
86.	ProShares UltraPro Short MidCap400
87.	ProShares UltraPro Short Russell2000
88.	ProShares UltraPro Short QQQ

89.	ProShares Short Basic Materials
90.	ProShares Short Real Estate
91.	ProShares Short FTSE China 50
92.	ProShares Ultra Nasdaq Biotechnology
93.	ProShares UltraShort Nasdaq Biotechnology

94.	ProShares Ultra KBW Regional Banking
95.	ProShares Short KBW Regional Banking

96.	ProShares Ultra Europe
97.	ProShares Ultra MSCI Pacific ex-Japan
98.	ProShares Ultra MSCI Brazil Capped
99.	ProShares Ultra MSCI Mexico Capped IMI

100.	ProShares RAFI Long/Short

101.	ProShares Hedge Replication ETF
102.	ProShares UltraShort TIPS

103.	ProShares Short High Yield
104.	ProShares Short Investment Grade Corporate
105.	ProShares Ultra Short 3-7 Year Treasury
106.	ProShares Short 7-10 Year Treasury

107.	ProShares Ultra High Yield
108.	ProShares Ultra Investment Grade Corporate
109.	ProShares German Sovereign/Sub-Sovereign ETF
110.	ProShares UltraPro 10 Year TIPS/TSY Spread
111.	ProShares UltraPro Short 10 Year TIPS/TSY Spread
112.	ProShares 30 Year TIPS/TSY Spread
113.	ProShares Short 30 Year TIPS/TSY Spread
114.	ProShares UltraPro MSCI Emerging Markets
115.	ProShares UltraPro Short MSCI Emerging Markets
116.	ProShares UltraPro 20+ Year Treasury
117.	ProShares UltraPro Short 20+ Year Treasury
118.	ProShares USD Covered Bond
119.	ProShares UltraPro Financials
120.	ProShares UltraPro Short Financials
121.	ProShares Merger ETF
122.	ProShares Global Listed Private Equity ETF
123.	ProShares High Yield Interest Rate Hedged
124.	ProShares S&P 500 Dividend Aristocrats ETF
125.	ProShares Investment Grade – Interest Rate Hedged
126.	ProShares Short Term USD Emerging Markets Bond ETF
127.	ProShares DJ Brookfield Global Infrastructure ETF
128.	ProShares CDS North American HY Credit ETF
129.	ProShares CDS Short North American HY Credit ETF
130.	[Redacted]
131.	[Redacted]
132.	ProShares MSCI EAFE Dividend Growers ETF
133.	[Redacted]
134.	ProShares Morningstar Alternatives Solution ETF
135.	ProShares Russell 2000 Dividend Growers ETF
136.	ProShares S&P MidCap 400 Dividend Aristocrats ETF
137.	ProShares Ultra Gold Miners
138.	ProShares Ultra Junior Miners
139.	ProShares UltraShort Gold Miners
140.	ProShares UltraShort Junior Miners

PROSHARES TRUST

/s/ Todd B. Johnson
Name: Todd B. Johnson
Title:  President

JPMORGAN CHASE BANK, N.A.

/s/ Josh Jacobs
Name:  Josh Jacobs
Title:  Vice President